ARDEN INVESTMENT SERIES TRUST

CERTIFICATE OF OFFICER

 The undersigned, Andrew Katz,
in his capacity as Chief Financial
 Officer of Arden Investment Series
 Trust, a Delaware statutory
business trust (the "Trust"), does
 hereby certify that:

1. I am the duly elected, qualified
 and acting Chief Financial Officer
 of the Trust.

2. 	Attached as Exhibit A to
this Certificate is a true and
complete copy of resolutions adopted
by the Board of Trustees of the Trust
 on February 28, 2013 at a duly
noticed meeting at which a quorum
was present.

IN WITNESS WHEREOF, the undersigned
 has executed this Certificate as of
 this 15th day of July, 2013.

      /s/ Andrew Katz
      ________________________
      Andrew Katz
      Chief Financial Officer


EXHIBIT A


Resolutions Adopted at the Meeting
 of the Board of Trustees held on
February 28, 2013


RESOLVED, that the Board, including
 a majority of the Independent
Managers, hereby determines that the
 fidelity bond (the "Fidelity Bond")
 issued by St. Paul Fire and Marine
Insurance Company, covering any
employee of the "insureds," as such
 term is defined by the Fidelity Bond,
 in accordance with the requirements
of Rule 17g-1 of the Investment
Company Act of 1940, as amended
("1940 Act"), in the amount of
$2,400,000 is reasonable in form and
 amount, after having given due
consideration to the value of the
aggregate assets of the Fund and the
other named insureds to which any
covered person may have access, the
type and terms of the arrangements
made for the custody and safekeeping
 of such assets, and the nature of
the securities held by the Fund and
 the other named insureds; and it
is further

RESOLVED, that the total amount of
coverage under the Fidelity Bond is
 at least equal to (i) the amount
of coverage which the Fund would
have been required to provide and
maintain individually pursuant to
Rule 17g-1(d)(1) had the Fund not
been named as a joint insured in
the Fidelity Bond, plus (ii) such
other amounts of coverage that other
 insured parties would have had to
provide and maintain pursuant to
federal statutes or regulations had
 such other parties not been covered
 by the Fidelity Bond; and it is
further

RESOLVED, that the Board, including
 a majority of the Independent
Managers, hereby approves the renewal
 of the Fidelity Bond and authorizes
 the payment by the Funds of the
annual premium on the Fidelity Bond
 in an amount not to exceed in the
 aggregate $6,600, after giving due
 consideration to all relevant
factors, including, but not limited
 to, the number of other insureds,
the nature of the business of such
other parties, the amount of
coverage under the Fidelity Bond,
and the ratable allocation of the
 premium among parties named as
insureds, based on the relative
assets of such parties; and it is
 further

RESOLVED, that in the event that
the amount of coverage has to be
increased to satisfy the minimum
bonding requirements of Rule 17g-1
 under the 1940 Act, any officer
of the Fund, be, and hereby is,
authorized to increase the amount
of the Fidelity Bond coverage to
comply with such requirements and
to allocate any additional premium
 payable on the Fidelity Bond
among the Fund and the other named
 insureds based on their relative
assets; and it is further

RESOLVED, that the joint insured
agreement currently in existence
among the Funds, shall continue to
 define certain rights and
responsibilities of the insureds
with respect to the Fidelity Bond
and the sharing of recoveries
thereunder in the event of a loss
incurred by both of the named
insureds; and it is further

RESOLVED, that any proper officer
of the Fund, be, and hereby is,
designated to make all filings
with the Securities and Exchange
 Commission and to give all
notices on behalf of the Fund
required by paragraph (g) of
Rule 17g-1 under the 1940 Act.